EXHIBIT 23.2 - CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED
                PUBLIC ACCOUNTANTS


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 24, 2003 accompanying the consolidated financial statements included in the 2003 Annual Report of The First of Long Island Corporation on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of The First of Long Island Corporation on Forms S-8 (File No. 33-44393, effective December 6, 1991, File No. 33-79274, effective May 24, 1994, and File No. 333-02049, effective March 29, 1996).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 9, 2004


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